UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 30, 2024
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
This Current Report on Form 8-K/A (this “Amendment”) is being filed by NovoCure Limited (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 3, 2024 (the “Initial Form 8-K”), solely to supplement the Company’s disclosure under Item 5.02 of the Initial Form 8-K. This Amendment provides a description of (i) the compensation of Ashley Cordova in connection with her appointment as Chief Executive Officer effective as of January 1, 2025 and (ii) the compensation of Asaf Danziger in connection with his transition from Chief Executive Officer of the Company to Senior Advisor to the Chief Executive Officer. At the time of the filing of the Initial Form 8-K, the compensation in connection with Ms. Cordova’s appointment and Danziger’s transition had not yet been determined. This Amendment does not otherwise modify or update any other disclosures in the Initial Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cordova Employment Agreement
In connection with her appointment as Chief Executive Officer, on December 11, 2024, Ms. Cordova entered into a new employment agreement with a subsidiary of the Company (the “Cordova Employment Agreement”), effective January 1, 2025. Under the Cordova Employment Agreement, Ms. Cordova will receive an annual base salary of CHF 750,000 per year. In addition, Ms. Cordova is eligible to receive a discretionary annual cash bonus having a target of 90% of her annual base salary based on achievement of performance goals set by the Company's Board of Directors or committee thereof (the "Board"), in their sole discretion, and further subject to her continued employment through the payment date.  Ms. Cordova is generally eligible to participate in Company’s 2024 Omnibus Incentive Plan as determined by the Board. Further, Ms. Cordova is eligible to participate in the employee benefits generally provided to similarly-situated executive employees, subject to the satisfaction of any eligibility requirements. She will also receive relocation expense reimbursement per the Company’s policy from the U.S. to Switzerland and COBRA expense reimbursement for six months for continuation of her family's health insurance benefits covering the transition from the U.S. to Swiss healthcare payment systems (in each case grossed up for taxes). Upon termination of Ms. Cordova’s employment by the Company without cause (but for reasons other than death or disability) or resignation by Ms. Cordova for good reason (each as defined in the Cordova Employment Agreement, a “Qualifying Termination”) prior to a change in control, subject to Ms. Cordova’s execution without revocation of a release of claims, she will be eligible to receive a lump sum payment equal to 100% of her annual base salary. Upon a Qualifying Termination within 12 months following a change in control, and subject to Ms. Cordova’s execution without revocation of a release of claims, Ms. Cordova will be eligible to receive a lump sum payment equal to the aggregate of 200% of her base salary plus 200% of her target annual bonus. Additionally, any stock options or other equity awards held by Ms. Cordova will become fully vested on the date of her termination. Pursuant to the Cordova Employment Agreement, Ms. Cordova is subject to perpetual non-disparagement covenants, as well as confidentiality, non-compete and employee, customer and supplier non-solicit covenants applicable during her employment and for 12 months thereafter.

The foregoing description of the Cordova Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cordova Employment Agreement, a copy of which is attached to this report as Exhibit 10.1.

Danziger Senior Advisor Agreement
In connection with Mr. Danziger’s acceptance of his new position as Senior Advisor, on December 11, 2024, Mr. Danziger entered into a new employment agreement with a subsidiary of the Company (the “Danziger Employment Agreement”), effective January 1, 2025, to replace his existing employment agreement, dated as of October 10, 2016. Under the Danziger Employment Agreement, Mr. Danziger’s employment is “at-will” and may be terminated by either Mr. Danziger or the Company at any time, subject to the Company's obligation to provide severance in certain instances as discussed below. The Danziger Employment Agreement terminates at the close of business on December 31, 2026 (the "End Date"), unless sooner terminated in accordance with his agreement. During the term of his agreement, Mr. Danziger will receive $700,000 per year through December 31, 2025 and $120,000 per year through the End Date (the “Base Salary”), and converted from U.S. Dollars to New Israeli Shekels at the exchange rate of 4NIS/$1, subject to adjustment by the Company’s Compensation Committee of the Board of Directors. Upon termination of Mr. Danziger’s employment by the Company without “cause” (but for reasons other than death or “disability”) or resignation by Mr. Danziger for “good reason” (each a “Qualifying Termination”) within 12 months following a change in control, and subject to Mr. Danziger’s execution without revocation of a release of claims, Mr. Danziger will be eligible to receive an amount equal to the sum of two times his Base Salary times a fraction equal to the number of days remaining from the date of the Qualifying Termination through the End Date divided by the total number of days of the effective date through the End Date. Additionally, any share options or other equity awards other than Performance Based Restricted Share Units ("PSUs") granted to Mr. Danziger after the effective date of his employment agreement will become fully vested on the date of such termination. Pursuant to the Danziger Employment Agreement, Mr. Danziger is subject to perpetual confidentiality and non-disparagement covenants, as well as non-compete and employee, customer and supplier non-solicit covenants applicable during his employment and for 12 months thereafter. The foregoing description of the Danziger Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Danziger Employment Agreement, a copy of which is attached to this report as Exhibit 10.2. Mr. Danziger will forfeit certain PSUs upon his resignation from his position as Chief Executive Officer. In connection with his appointment as a Special Advisor, on January 1, 2025, Mr. Danziger will be granted 400,000 Restricted Share Units pursuant to the Company's 2024 Omnibus Incentive Plan ("RSUs") which will vest and convert into the Company's Ordinary Shares in equal installments on December 31, 2025 and December 31, 2026, so long as Mr. Danziger remains an employee of the Company on such dates.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Ashley Cordova and Novocure GmbH effective as of January 1, 2025
10.2	Employment Agreement between Asaf Danziger and Novocure (Israel) Ltd. effective as of January 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: December 11, 2024

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer